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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


Name                                  Jurisdiction of Incorporation
----                                  -----------------------------

Voyager Information Networks, Inc.    Michigan

Voyager Data Services, Inc.           Delaware

Horizon Telecommunications, Inc.      Delaware

GDR Enterprises, Inc.                 Ohio

Mall 2000, Inc.                       Ohio

EriNet Telecom, Inc.                  Ohio

TDIN, Inc.                            Ohio